EXHIBIT 23.1

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my report dated October 21, 2008, relating to the financial statements of The Parkview Group, Inc. in this Registration Statement on Form 10.

Thomas W. Klash
Certified Public Accountant
Hollywood, Florida

November 8, 2008